Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 2020, relating to the consolidated financial statements of Jefferies Finance LLC and Subsidiaries appearing in the Annual Report on Form 10-K of Jefferies Financial Group Inc. for the year ended November 30, 2019, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 4, 2020